Exhibit 3.25

CERTIFICATE OF INCORPORATION

OF

OGDEN PARKS – FLORIDA, INC.

FIRST. The name of the corporation is Ogden Parks – Florida, Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares which the corporation shall have authority to issue is 100,000 shares of Common Stock, and the par value of each share is $0.01 per share.

FIFTH. The name and mailing address of the incorporator is Halcyon E. Skinner, c/o McGuire, Woods, Battle & Boothe LLP, 50 North Laura Street, Suite 3300, Jacksonville, Duval County, Florida 32202.

SIXTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

SEVENTH. No director of this corporation shall be liable to the corporation or its stockholders for monetary damages for breach of breaches of fiduciary duties as a director, provided that the provisions of this article shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit.

EIGHTH. Election of directors need not be by written ballot except and to the extent provided in the said bylaws of the corporation.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 2nd day of May, 2000.

/s/ Halcyon E. Skinner
Halcyon E. Skinner, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 PM 03/06/2001
010111748 – 3221574

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is

OGDEN PARKS – FLORIDA, INC.

2.             The registered office of the corporation within the State of Delaware is changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 1, 2001

/s/ Gwen Hutcheson Griggs
Gwen Hutcheson Griggs, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 PM 03/06/2001
010111790 – 3221574

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OGDEN PARKS – FLORIDA, INC.

Ogden Parks – Florida, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

I.              The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.            Article One of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“First. The name of the Corporation is SmartParks – Silver Springs, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Randal H. Drew, its authorized officer, on this 1st day of March, 2001.

/s/ Randal W. Drew
Randal W. Drew
President